Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350 as
Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Michael D. Dippold, Chief Financial Officer of Leonardo DRS, Inc. (the “Company”), hereby certify, that, to my knowledge:
1.the Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 17 , 2021

Leonardo DRS, Inc.
By: /s/ Michael D. Dippold

Name: Michael D. Dippold
Title: Chief Financial Officer
(Principle Financial Officer)